Exhibit 99.12

GTx®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Daylight Time, on June 5, 2019.

Online
Go to **www.envisionreports.com/GTXI** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GTXI

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2, 3, 4, 5 and 6 outlined below.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger and Reorganization, dated as of March 6, 2019, as amended April 30, 2019, by and among GTx, Grizzly Merger Sub, Inc. and Oncternal Therapeutics, Inc. ("Oncternal"), a copy of which is attached as *Annex A* to the proxy statement/prospectus/information statement (the "Merger Agreement"), and the transactions contemplated thereby, including the merger (the "Merger"), the issuance of shares of GTx's common stock to Oncternal's stockholders pursuant to the terms of the Merger Agreement and the change of control resulting from the Merger.	☐	☐	☐
2. To approve an amendment to the restated certificate of incorporation of GTx to effect a reverse stock split of GTx's common stock, within a range of one (1) new share for every six (6) to eight (8) (or any number in between) shares outstanding, in the form attached as *Annex D* to the proxy statement/prospectus/information statement.	☐	☐	☐
3. To approve an amendment to the restated certificate of incorporation of GTx to change the corporate name of GTx from "GTx, Inc." to "Oncternal Therapeutics, Inc." in the form attached as *Annex E* to the proxy statement/prospectus/information statement.	☐	☐	☐
4. To approve the adoption of the GTx, Inc. 2019 Incentive Award Plan in the form attached as *Annex F* to the proxy statement/prospectus/information statement.	☐	☐	☐
5. To approve, on a nonbinding, advisory basis, the compensation that will be paid or may become payable to GTx's named executive officers in connection with the Merger.	☐	☐	☐
6. To approve the adjournment of the GTx special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2.	☐	☐	☐

7. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GTXI qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — GTx, Inc. + THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GTX, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2019. The undersigned hereby appoints Henry P. Doggrell and Jason T. Shackelford, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GTx, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of GTx, Inc. to be held at the 17 W Pontotoc Ave., Suite 100, Memphis, Tennessee 38103, on June 5, 2019 at 9:00 a.m. Central Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR PROPOSAL 1 TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREBY, FOR PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF GTX TO EFFECT A REVERSE STOCK SPLIT OF GTX’S COMMON STOCK, WITHIN A RANGE OF ONE (1) NEW SHARE FOR EVERY SIX (6) TO EIGHT (8) (OR ANY NUMBER IN BETWEEN) SHARES OUTSTANDING, FOR PROPOSAL 3 TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF GTX TO EFFECT THE GTX NAME CHANGE, FOR PROPOSAL 4 TO APPROVE THE ADOPTION OF THE GTX, INC., 2019 INCENTIVE AWARD PLAN, FOR PROPOSAL 5 TO APPROVE, ON A NONBINDING, ADVISORY BASIS, THE COMPENSATION THAT WILL BE PAID OR MAY BECOME PAYABLE TO GTX’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND FOR PROPOSAL 6 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1 OR 2. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on June 5, 2019 at 17 W Pontotoc Ave., Suite 100, Memphis, Tennessee 38103. The proxy statement and special report to stockholders are available at www.edocumentview.com/GTXI. THANK YOU FOR VOTING (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.